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Dear Sirs	28 May 2010
China Hydroelectric Corporation (the “Company”)
We have acted as legal counsel in the Cayman Islands to the Company in connection with the Company’s registration statement on Form S-8 (the “Registration Statement” which term does not include any other document or agreement, whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to be filed by the Company under the United States Securities Act 1933 with the United States Securities and Exchange Commission (the “Commission”) relating to the registration by the Company of 12,000,000 ordinary shares of the Company of par value US$0.001 each (collectively, the “Shares”), issuable pursuant to the Company’s 2008 Share Incentive Plan as amended on 4 March 2009 (“Plan”).
For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (“Documents”) and all other relevant facts and circumstances impacting on Cayman Islands law. Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Plan.
Assumptions
In stating our opinion we have assumed:
(a)	the authenticity, accuracy and completeness of all the Documents submitted to us and other documents examined by us as originals and the conformity to authentic original documents of all Documents submitted to us and other such documents examined by us as certified, conformed, notarised, faxed, scanned or photostatic copies;

(b)	the genuineness of all signatures on the Documents;

(c)	the authority, capacity and power of each of the persons, other than the Company, signing the Documents;

(d)	that any representation, warranty or statement of fact or law, other than as to the laws of Cayman Islands, made in any of the Documents is true, accurate and complete and that all conditions precedent have been fulfilled or waived;

(e)	that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the directors and shareholders of the Company in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout, that all interests of the Directors in the subject matter of the Directors’ Resolutions, if any, have been declared and disclosed in accordance with the Constitutional Documents of the Company;

(f)	at the time of the issue of the Shares in accordance with the Plan:
a.	the laws of the Cayman Islands (including the Companies Law (2009 Revision)) (“Companies Law”) will not have changed;

b.	the Company will have sufficient authorised but unissued ordinary shares to effect the exercise of the Options and issue of the Shares in accordance with the Plan, the Constitutional Documents and the Companies Law;

c.	the Company will not have been struck off or placed in liquidation;

d.	the issue price for each Share will not be less than the par value of such ordinary share; and

e.	the Constitutional Documents will not have been altered, amended, varied or restated in any way;
(g)	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; and

(h)	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission and become effective.
Opinion
Based upon and subject to the foregoing and subject to the reservations set out below and to any factual matters not disclosed to us, other than any matters which are of a public nature in the Cayman Islands, we are of the opinion that:
1.	The Company is an exempted company duly incorporated with limited liability and existing under the laws of the Cayman Islands. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of the Cayman Islands.

2.	The Shares, against payment in full of the consideration provided for in the Plan and the Grant Agreements (as defined in clause 2(h) of the Plan), when entered in the register of members of the Company against the name of the relevant exercising option holder, will have been duly authorised and validly issued as fully paid and non-assessable shares of the Company (meaning that no further sums are payable to the Company on the Shares) in accordance with the Constitutional Documents.
Reservations
We have the following reservations:
(a)	We express no opinion as to any law other than Cayman Islands law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the Cayman Islands. This opinion is limited to Cayman Islands law as applied by the Courts of the Cayman Islands at the date hereof.

(b)	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of a company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise to pay money to the Company or to any creditors of the Company and no shareholder shall be bound by an alteration of the Memorandum or Articles of Association of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of the Company, or otherwise to pay money to the Company or to creditors of the Company.

(c)	The Registry of Companies in the Cayman Islands is not public in the sense that copies of the Constitutional Documents and information on directors and shareholders is not publicly available. We have therefore obtained the corporate documents specified in the Schedule hereto and relied exclusively on the Officer’s Certificate for the verification of such corporate information. We have made no independent verification of the matters referred to in the Officer’s Certificates, and we qualify our opinion to the extent that the statements or representations made in the Officer’s Certificates are not accurate in any respect.
Disclosure
This opinion is rendered at the request of the Company in connection with the above matters. This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By granting such consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully
(/s/ Appleby)
Appleby

SCHEDULE
1.	The S8 Registration Statement as filed with the Securities and Exchange Commission on 28 May 2010 (the “Registration Statement”).

2.	A copy as executed of the Company’s 2008 Share Incentive Plan as amended on 4 March 2009 (“Plan”).

3.	Certified copies of the Memorandum and Articles of Association of the Company adopted by special resolution of the shareholders on 20 October 2009 and filed with the Registrar of Companies on 18 February 2010 (the “Constitutional Documents”);

4.	A Certificate of Good Standing, dated 24 May 2010 issued by the Registrar of Companies in respect of the Company;

5.	A Pdf. copy of an extract from the Minutes of the Meeting of the Shareholders dated 20 October 2009 (“Shareholders’ Resolutions”);

6.	A Pdf. copy of an extract from the Minutes of the Meetings of the Board of Directors of the Company held on 18 August 2008 and 4 March 2009 (“Directors’ Resolutions”) and a Pdf. copy of an extract from the Minutes of the Meetings of the Compensation Committee of the Board of Directors of the Company held on 28 October 2008, 20 January 2009 and 3 December 2009 (“Committee Minutes” and together with the Directors’ Resolutions and the Shareholders’ Resolutions, the “Resolutions”);

7.	A Pdf copy of an executed Officer’s Certificate dated 28 May 2010 signed by a Director of the Company (the “Officer’s Certificate”);

8.	A copy of the register of directors and officers in respect of the Company; and

9.	A copy of the register of members of the Company.